Certification

In connection with the Annual report of Westland Development Co., Inc., (the "Company"), on Form 10-KSB for the year ending June 30, 2005, as filed with the SEC on the date hereof (the "Report"), I, Barbara Page, the principal executive and financial officer, of the Company, certify, pursuant to Section 1350, Chapter 63 of Title 18 U.S.C. as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2005


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Barbara Page, principal executive and financial officer